UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2021

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
7.25% Notes due 2025	SAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2021 Saratoga Investment Corp. (the “Company”), in its capacity as collateral manager and equityholder, and its wholly-owned special purpose subsidiary, Saratoga Investment Funding II, LLC (“SIF II” or the “Borrower”), as borrower, entered into a senior secured credit facility (the “Credit Facility”) with Encina Lender Finance, LLC (“Encina”), acting as administrative agent and as collateral agent.

The Credit Facility is evidenced by the Credit and Security Agreement, dated as of October 4, 2021 (the “Credit Agreement”), by and among the Borrower, the Company, as collateral manager and equityholder, the lenders party thereto, Encina, as administrative agent for the secured parties and the collateral agent, and U.S. Bank National Association, as collateral custodian for the secured parties and as collateral administrator. The Credit Facility provides for borrowings in U.S. dollars in an aggregate amount of up to $50.0 million. During the first two years following the closing date, SIF II may request an increase in the commitment amount from $50.0 million to up to $75.0 million. The terms of the Credit Facility require a minimum drawn amount of $12.5 million at all times during the first six months following the closing date, which increases to the greater of $25.0 million or 50% of the commitment amount in effect at any time thereafter. The term of the Credit Facility is three years. Advances are available during the term of the Credit Facility and must be repaid in full at maturity. SIF II may request an extension of the maturity date by an additional one year, subject to the agreement of the lenders.

Advances under the Credit Facility are subject to a borrowing base calculation, with advance rates on eligible loans ranging from 50% to 75%. The Credit Facility has numerous eligibility criteria for loans to be included in the borrowing base. Advances under the Credit Facility bear interest at a floating rate per annum equal to LIBOR plus 4.0%, with a LIBOR floor of 0.75%, and with customary provisions related to the selection by the Lender and the Company of a replacement benchmark rate. The Borrower must pay an unused fee on the amount by which the commitment amount exceeds outstanding principal amounts on each day at a rate per annum equal to 0.75% if usage is less than 50% of the commitment amount, or 0.50% if usage is less than or equal to 50% of the commitment amount. The Borrower’s obligations to the lenders under the Credit Facility are secured by a first priority security interest in substantially all of the Borrower’s assets. In addition, the Borrower’s obligations to the lenders under the Credit Facility are secured by a pledge by the Company of its equity interests in SIF II, which is evidenced by the Equity Pledge Agreement, dated as of October 4, 2021 (the “Equity Pledge Agreement”), by and between the Company and Encina, as collateral agent for the secured parties.

In connection with the Credit Agreement, the Company and SIF II entered into a Loan Sale and Contribution Agreement, dated as of October 4, 2021 (the “Sale and Contribution Agreement”), pursuant to which the Company will sell or contribute certain loans held by the Company to SIF II to be used to support the borrowing base under the Credit Facility. The Credit Facility permits loan proceeds and excess cash in the Borrower’s collection accounts to be distributed to the Company on a weekly basis after payment of other outstanding amounts, subject to compliance with various conditions, including the absence of a default or event of default, the absence of an overadvance against the borrowing base and the absence of a violation of the financial covenants.

In connection with the Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financings. Pursuant to the terms of the Credit Agreement, the Borrower must comply with the following financial covenants: (i) an Interest Coverage Test and (ii) an Overcollateralization Test.

The Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuance of an event of default, Encina may terminate the commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable, subject to certain grace and standstill periods outlined in the Credit Agreement.

The foregoing description is only a summary of the material provision of the Credit Facility and is qualified in its entirety by reference to copies of the Credit and Security Agreement, the Equity Pledge Agreement, and the Sale and Contribution Agreement, which are filed as Exhibits10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit and Security Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit and Security Agreement, dated as of October 4, 2021, by and among Saratoga Investment Funding II, LLC, Saratoga Investment Corp., as collateral manager and equityholder, the lenders party thereto, Encina Lender Finance, LLC, as administrative agent for the secured parties and the collateral agent, and U.S. Bank National Association, as collateral custodian for the secured parties thereto and as collateral administrator
10.2	Equity Pledge Agreement, dated as of October 4, 2021, by and between Saratoga Investment Corp. and Encina Lender Finance, LLC, as collateral agent for the secured parties thereto
10.3	Loan Sale and Contribution Agreement, dated as of October 4, 2021, by and between Saratoga Investment Corp., as seller, and Saratoga Investment Funding II LLC, as purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: October 7, 2021	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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